Exhibit 99.1

News from Arch Coal, Inc.

FOR FURTHER INFORMATION:

Media – Kim Link 314/994-2936

Investors – Deck Slone 314/994-2717

and Jennifer Beatty 314/994-2781

For Immediate Release

Arch Coal To Acquire ICG for $3.4 Billion

Arch to Become Second Largest U.S. Metallurgical Coal Producer

Only U.S. Coal Producer with Assets in Every Major Domestic Coal Basin

Increases Reserve Base by 25 Percent to 5.5 Billion Tons

Expected Annual Synergies of $70 Million to $80 Million

Transaction Expected to Be Accretive to Earnings in 2012

ST. LOUIS, Mo. and SCOTT DEPOT, W.Va. (May 2, 2011) – Arch Coal, Inc. (NYSE:ACI) (“Arch” or “the company”) and International Coal Group, Inc. (NYSE:ICO) (“ICG”) today announced that they have signed a definitive agreement under which Arch will acquire all of the outstanding shares of ICG for $14.60 per share, in an all-cash transaction valued at $3.4 billion. The combined company will be the second largest U.S. metallurgical coal supplier and a top-five overall global coal producer and marketer. Arch will have a balanced metallurgical (“met”) and thermal coal portfolio with unparalleled operational diversification in every major U.S. supply basin and the No. 1 or No. 2 position in each of its three core operating regions.

“The acquisition of ICG is a significant strategic step that strengthens Arch’s position as a world-class, global coal franchise positioned for growth,” said Steven F. Leer, Arch’s chairman and chief executive officer. “This transaction will greatly expand our participation in global met markets; provide a powerful platform for future organic met coal production growth; enhance and further diversify our met and thermal coal product slate; extend our operating portfolio into every major U.S. coal-producing basin; and solidify our position as one of the industry’s lowest cost producers.”

Ben Hatfield, president and CEO of International Coal Group, said, “ICG has assembled a high-quality portfolio of low-cost mining operations and reserves, and one of the industry’s most talented and productive workforces. By teaming up with Arch, we expect to realize tremendous value for the shareholders of both companies while ensuring that our operations achieve their full potential.”

Financially Compelling Transaction

Arch anticipates that the transaction will be accretive to earnings in 2012. Arch also expects to generate significant free cash flow based on a well-balanced product portfolio of low-cost, high-quality assets that will be sold into structurally under-supplied met markets and growing thermal coal markets. Based on pro forma 2010 financial results, the combined company would have total shipments of 179 million tons of coal, $4.3 billion in revenues and $925 million of adjusted EBITDA, with a balanced split of 50 percent of earnings generated from eastern operations and 50 percent from western operations. Additionally, Arch expects shareholders to benefit from estimated annual synergies of $70 million to $80 million derived from the increased operating, marketing and administrative efficiency of the combined entity.

Further, like Arch, ICG has one of the strongest balance sheets in the U.S. coal industry, with legacy liabilities of just $165 million. At the completion of the transaction, Arch expects its legacy liabilities to equate to just 6 percent of its total enterprise value – a level far below that of other diversified coal companies.

Creating a World-Class Coal Franchise Well Positioned For Growth

Arch expects 2011 pro forma metallurgical coal sales to reach 11 million tons. Over the next three years, Arch anticipates met coal volumes from the combined operations to expand to more than 14 million tons per year, with further opportunities for revenue growth emerging from significant blending opportunities between ICG’s low-volatile and rank A high-volatile met coals and Arch’s existing rank B high-volatile met products.

“The combination with ICG creates a highly effective platform for optimizing the value of the combined company’s met product slate, and for creating entirely new synthetic blends of mid-volatile met coals that command a significant premium in the global market,” said John W. Eaves, Arch’s president and chief operating officer. “In addition, ICG’s Tygart Valley No. 1 met mine, which is currently under development and expected to come online in early 2014, promises a compelling strategic growth opportunity.”

Moreover, ICG’s predominantly underground reserve base of 1.1 billion tons, nearly 30 percent of which is met quality, provides significant additional opportunities for future coal volume growth. In total, the combined company will have the industry’s second largest U.S. reserve position, with 5.5 billion tons. ICG’s assets include 13 active mining complexes – and one major mining complex under development – across three coal basins.

The acquisition of ICG also extends Arch’s geographic diversity, creating one of the industry’s most balanced operating portfolios. With the addition of ICG’s operations, Arch will become the only U.S. coal producer with assets in every major U.S. coal supply basin. In particular, ICG’s Illinois Basin assets provide a powerful complement to Arch’s existing position in this increasingly strategic region, building upon what is already a strong foundation for future growth.

Arch expects to unlock additional value – and expand its participation in global markets further – through the increased utilization of its extensive transportation and logistics network. Arch has dedicated throughput rights at an export facility on the East Coast; access to shipping terminals on the Gulf Coast and West Coast; dedicated and wholly owned terminal capacity on the inland waterways system; and significant barge and mid-streaming capacity under commitment for the movement of coal through the Gulf. “Through this extensive transportation network, we have significant and growing access to high-growth seaborne metallurgical and thermal coal markets in Europe, South America and Asia,” said Eaves.

With its unprecedented geographic and product diversity, the combined company will serve an unparalleled mix of customers in the power generation, steel making and industrial markets in the United States and abroad. “We believe this combination will provide tremendous opportunities for creating value for our customers – by offering them the industry’s broadest mix of products, the widest range of logistical options and world-class customer service,” said Eaves.

Complementary Cultures Focused on Safety, Environmental Stewardship and Shareholder Value

In addition to ICG’s high-quality assets, Arch is acquiring a proven workforce: “As a combined company, we will maintain our unwavering commitment to what we view as the three key pillars for success in the U.S. coal industry – safety, environmental stewardship and the creation of shareholder value,” said Leer. “We know that the ICG workforce shares these values, and we look forward to working with them to achieve industry-leading results.” The current workforce of the combined company totals approximately 7,400 employees.

Financing and Closing Conditions

Arch has obtained committed bridge financing from Morgan Stanley and PNC to fund the acquisition and refinance certain of ICG’s indebtedness. The company expects to raise permanent financing comprised of a mix of debt and equity. The majority of this financing would be through debt securities, with the equity portion being sufficient to retain the company’s current credit ratings.

The boards of directors of Arch and ICG have each unanimously approved the terms of the transaction agreement. The transaction is structured as a tender offer to be followed as soon as possible by a merger. The tender offer is expected to commence around the middle of May. Shareholders holding approximately 17% of ICG’s shares outstanding have agreed to tender their shares in the offer. The transaction is subject to customary closing conditions, including the tender of a majority of ICG shares and regulatory approvals, and is expected to close in the second quarter of 2011.

Advisors

Morgan Stanley is acting as the financial advisor to Arch and Simpson Thacher & Bartlett LLP is providing legal counsel in connection with the transaction. UBS is acting as the financial advisor and Jones Day is providing legal counsel to ICG.

Analyst/Investor Conference Call

A conference call regarding the acquisition will be held today at 9 a.m. EDT. The conference call can be accessed via the “investor” section of the Arch Coal Web site (http://investor.archcoal.com), or by dialing toll-free (877) 719-9789 or (719) 325-4747. No passcode is necessary. Following the live event, a replay and podcast download will be available for approximately two weeks.

About Arch

U.S.-based Arch Coal is one of the world’s largest coal producers, with more than 160 million tons of coal sold in 2010. Arch’s national network of mines supplies cleaner-burning, low-sulfur coal to customers on four continents, including U.S. and international power producers and steel manufacturers. In 2010, Arch achieved record revenues of $3.2 billion. For more information, visit www.archcoal.com.

About International Coal Group

ICG is a leading producer of coal in Northern and Central Appalachia and the Illinois Basin. The company has 13 active mining complexes, of which 12 are located in Northern and Central Appalachia and one in Central Illinois. ICG’s mining operations and reserves are strategically located to serve utility, metallurgical and industrial customers domestically and internationally.

Important Additional Information

This press release is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any shares of International Coal Group’s (“ICG”) common stock. The tender offer described herein has not yet been commenced. On the commencement date of the tender offer, an offer to purchase, a letter of transmittal and related documents will be filed with the Securities and Exchange Commission (SEC). The solicitation of offers to buy shares of ICG’s common stock will only be made pursuant to the offer to purchase, the letter of transmittal and related documents. Investors and ICG securityholders are strongly advised to read both the tender offer statement and the solicitation/recommendation statement that will be filed by ICG regarding the tender offer when they become available as they will contain important information. Investors and securityholders may obtain free copies of these statements (when available) and other documents filed with respect to the tender offer at the SEC’s website at www.sec.gov. In addition, copies of the tender offer statement and related materials (when available) may be obtained for free by directing such requests to the information agent for the tender offer or by directing such requests to Arch investor relations at the phone number or e-mail address below. The solicitation/recommendation statement and related documents (when available) may be obtained by directing such requests to ICG investor relations at the phone number or e-mail address below.

Arch Coal Investor Relations 314/994-2897

ICG Investor Relations Ross Mazza 304/760-2526 rmazza@intlcoal.com

Forward-Looking Statements: This press release contains “forward-looking statements” – that is, statements related to future, not past, events. In this context, forward-looking statements often address our expected future business and financial performance, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. For us, particular uncertainties arise from changes in the demand for our coal by the domestic electric generation industry; from legislation and regulations relating to the Clean Air Act and other environmental initiatives; from operational, geological, permit, labor and weather-related factors; from fluctuations in the amount of cash we generate from operations; from future integration of acquired businesses; and from numerous other matters of national, regional and global scale, including those of a political, economic, business, competitive or regulatory nature. These uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. We do not undertake to update our forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law. For a description of some of the risks and uncertainties that may affect our future results, you should see the risk factors described from time to time in the reports we file with the Securities and Exchange Commission.

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